Exhibit 99.1

Medifast, Inc. Announces Quarterly Dividend

OWINGS MILLS, Md., March 7, 2017 /PRNewswire/ -- Medifast, Inc. (NYSE: MED), a leading United States manufacturer and provider of clinically proven weight-loss and healthy living products and programs, announced today that its Board of Directors has declared a $0.32 cash dividend to its stockholders. The quarterly cash dividend of $0.32 per share is payable on May 9, 2017 to stockholders of record as of the close of business on March 23, 2017.

The Company expects to maintain a program of paying dividends on a quarterly basis. However, the declaration of dividends in the future is subject to the discretion of the Medifast Board of Directors, who will evaluate the Company's dividend program from time to time based on factors that it deems relevant.

About Medifast

Medifast (NYSE: MED) is a leading easy-to-use, clinically proven provider of weight-loss and healthy living products and programs. Medifast aims to help customers lead a healthier lifestyle through a holistic approach to weight-loss and weight management. Medifast's proven results are based on the use of structured meal plans featuring Medifast Meals, which are nutritionally designed to assist customers with successful weight-loss and weight management.  Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

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Forward Looking Statements

This release contains "forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements are based on present circumstances and on Medifast's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including the expected future payment of dividends and any statement of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and Medifast assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Investor Contact:

ICR, Inc.

Katie Turner

(646) 277-1228